EXHIBIT A
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MINISTERIO DE ECONOMIA
DIRECCION DE HIDROCARBUROS Y MINAS
REPUBLICA DE EL SALVADOR C.A.

RECCION DE HIDROCARBUROS Y MINAS: San Salvador, a las doce horas del dia dieciocho de julio del ano dos mil dos.

Vistos los Expedientes de las Sociedades "COMMERCE GROUP CORP." y "SAN SEBASTIAN GOLD MINES INC.", y constando en ellos:
a) Que tales Sociedades gozaban de Concesion de conformidad con el Codigo de Mineria derogado, por cesion que les hizo "Minerales San Sebastian S.A.", (MISANSE), para la explotacion de minerales en el area denominada "San Sebastian", ubicada en la Hacienda San Sebastian y San Sebastian El Coyolar, Jurisdiccion de Santa Rosa de Lima, Departamento de La Union.
b) Que el Codigo de Mineria Derogado establecia, que la concesion se otorgaba, mediante Acta de Entrega y Posesion; por lo que esta Direccion, denominada antes Direccion de Energia y Recursos Mineros, lo hizo por Acta de las diez horas del dia 23 de julio de 1987.
c) Que el Art. 73 de la Ley de Mineria y Art. 32 Transitorio de las Reformas a esa Ley, concedieron plazos para que las personas que se encontraban en la situacion prevista en ellos, pudieran acogerse a sus disposiciones, no habiendo podido hacerlo las Sociedades antes mencionadas por no haber cumplido con los requisitos legales que las misma prescribe.

Consecuente con lo anterior, de conformidad a la Disposicion Transitoria, contendia en el Art. 32 del Decreto Legislativo No. 475 de fecha 11 de julio del 2001, publicado en el Diario Oficial No. 144 Tomo 352 de fecha 31 del mismo mes y ano, que contiene Reformas a la Ley de Mineria; Art. 27 literal e), Art. 28 literal g) e inciso ultimo y Art. 70 de esa Ley, se resuelve:

1. Procedase a la CANCELACION de la Concesion que le fue otorgada a las Sociedades "COMMERCE GROUP CORP." y "SAN SEBASTIAN GOLD MINES INC.", mediante Acta de Entrega de Posesion de las diez horas del dia 23 de julio de 1987, de conformidad al Codigo de Mineria derogado.

2.  Para el efecto antes indicado, INSTRUYASE EL INFORMATIVO
    CORRESPONDIENTE; para lo cual, OIGASE por el termino de
    TRES DIAS HABILES, a las mencionadas
    Sociedades.-NOTIFIQUESE.

                          (SIGNATURE)
                      NAVAS DE HERNANDEZ
                           DIRECTORA

[Received on July 26, 2002 at 2:15 p.m.]